EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Agri Point Ltd.	Republic of Cyprus

Cenex Ag, Inc.	Delaware

Cenex Pipeline, LLC	Minnesota

Central Plains AG Services LLC	Minnesota

CHS de Argentina, S.A.	Argentina

CHS Agronegocio - Industria e Comercio Ltda.	Brazil

CHS Credit Management Services, LLC	Minnesota

CHS Capital, LLC	Minnesota

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Trading Company Australia Pty. Ltd.	Australia

CHS Energy Canada Inc.	Alberta

CHS Foundation	Minnesota

CHS Hallock Canada, Inc	Manitoba

CHS Hallock, LLC	Minnesota

CHS Hedging, LLC	Delaware

CHS Holdings, LLC	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHSINC Iberica, S.L.	Spain

CHS Latin America Holdings LLC	Minnesota

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine LLC	Ukraine

CHS Bulgaria Ltd.	Bulgaria

CHS Agritrade Hungary Ltd.	Hungary

CHS Bermuda GP	Bermuda

CHS Hong Kong Limited	Hong Kong

CHS (Shanghai) Trading Co., Ltd.	China

CHS Italy S.r.l.	Italy

CHS Korea, LLC	South Korea

CHS Market Advisors LLC	Delaware

CHS McPherson Refinery Inc.	Kansas

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Myrtle Grove Land LLC	Delaware

CHS Oilseed Processing LLC	Delaware

CHS Serbia D.O.O. Novi Sad	Serbia

CHS Singapore Trading Company Pte. Ltd.	Republic of Singapore

CHS Uruguay SRL	Uruguay

CHS-Farmco, LLC	Kansas

CHS-GC, Inc.	Colorado

CHS-M&M, Inc.	Colorado

CHS-Shipman, Inc.	Illinois

Circle Land Management, Inc.	Minnesota

Cofina Funding, LLC	Delaware

CoGrain	Washington

CHS Capital ProFund, LLC	Minnesota

CZL Ltd.*	Japan

Fin-AG, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

GTL Resources Limited	England

GTL Resources Overseas Investments Limited	England

GTL Resources USA, Inc.	Delaware

IGH Insurance Company	Washington DC

Illinois River Energy, LLC	Delaware

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Delaware

Lewis-Clark Terminal, Inc.	Idaho

M TARHAZ Raktarozasi es Szolgaltato Korlatolt Felelossegu Tarsasag	Hungary

Patriot Fuels Biodiesel, LLC	Illinois

Patriot Holdings, LLC	Illinois

Patriot Land Holdings, LLC	Illinois

Patriot Renewable Fuels, LLC	Illinois

Patriot Sequestration LLC	Illinois

Rockville Propane Terminal LLC	Minnesota

S.C. Silotrans S.R.L.	Romania

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
S.P.E CHS Plant Extracts Ltd.	Israel

Sinav Limited	England

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

TILCO Module Movers, L.L.C.	Oklahoma

Triangle Ag LLC	Minnesota

Watertown Crop Nutrients, LLC	South Dakota

West Central Ag Services	Minnesota

West Central Distribution, LLC	Minnesota

*CZL Ltd. was deconsolidated during fiscal year 2025 but is listed due to the operating earnings impact on CHS Inc.'s consolidated statement of operations prior to deconsolidation.